Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 28, 2025, relating to the financial statements of Jiayin Group Inc. and the effectiveness of Jiayin Group Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Jiayin Group Inc. for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 28, 2025